MUNICIPAL PUBLIC UTILITIES FRANCHISE AGREEMENT

Party A: Construction Bureau of Yutian County

Party B: Beijing Zhong Ran Wei Ye Gas Co., Ltd.

Date: November 27, 2003

MUNICIPAL PUBLIC UTILITIES FRANCHISE AGREEMENT

Contract SN: 200301
Signatory Location:  Construction Burea of Yutian

Party A: Construction Bureau of Yutian County
Party B: Beijing Zhong Ran Wei Ye Gas Co., Ltd.

Chapter I General Principles

1.1
To improve the efficiency and quality of public utilities services and to protect the public interests and the legal rights and benefits of the public utilities operators, in accordance with the Hubei Public Utilities Franchise Administration Procedures and the other relevant laws and regulations, the Parties hereby agree as follows in relation to the construction of pipeline gas project in the downtown of Yutian County.

Chapter II Parties

2.1	Construction Bureau of Yutian County (hereinafter referred to as “Party A”)
Legal representative: Yang Huifang
Legal address:  No. 659 Fanrong Road, Yutian County, Hebei Province
Tel.:  (0315) 6163761

2.2	Beijing Zhong Ran Wei Ye Gas Co., Ltd. (hereinafter referred to as “Party B”)
Legal representative: Liu Yuchuan
Legal address:  No. 8 Jiangbin Mansion, Beicheng Road East, Chaoyang District, Beijing
Tel.:  (010) 84992156

Chapter III Business Scope

3.1	Party B accepts the authorization of Party A to be responsible for the investment, design, construction and operation of certain pipeline gas projects.

3.2	Scope of Franchise:within the municipal planning area of the Yutian County

3.3	Term of Franchise: 50 years.

Chapter IV Rights & Obligations of the Parties

4.1	Party A has the right to supervise Party B to fulfill its legal obligations.

4.2	Party A has the right to handle any public complaints against Party B.

4.3	Party A has the right to supervise and inspect the quality of products and services provided by Party B.

4.4	Party A has the right to temporarily take over Party B’s operation and management [of pipe gas projects] in case of emergency.

4.5	6 months prior to the expiration of the franchise term, Party A has the right to solicit new investors and operators through public bidding.

4.6	Party A has the right to terminate the franchise right granted to Party B hereunder upon approval by the People’s Government of Yutian County upon occurrence of any of the following situations:

4.6.1	Disposition of the franchise by transfer, lease, lien and etc.;

4.6.2	Becoming disqualified as a franchisee due to transfer of equity in Party B;

4.6.3	Failure to meet the national standards and requirements applicable to the public utilities industry that seriously affects the public interest;

4.6.4	Mismanagement that causes serious quality and safety accidents and seriously affects the public interest;

4.6.5	Mismanagement that results in deteriorating financial conditions and seriously jeopardize the public interest.;

4.6.6	Incompliance with the overall municipal construction planning and refusal of Party B’s request for revision within the specified time limit;

4.6.7	Unauthorized and arbitrary termination and suspension of operation that affects the public interest and safety; and

4.6.8	Other situations as specified under the applicable laws, regulations and rules.

4.7	Party A has the right to enforce the other powers and rights provided under the applicable laws, regulations and rules.

4.8	Party A has the obligation to establish special institution and to designate specific person(s) to assist Party B in the following matters:

4.8.1	the application and registration procedures to establish a company;

4.8.2	the land use, planning and commencement of project construction procedures;

4.8.3	making available water, electricity and transportation and other infrastructure related matters;

4.8.4	organizing the designing and construction of the project;

4.8.5	timely provision of the municipal planning and relevant materials to Party B upon its request;

4.8.6	application of all potentially available tax and administrative fee waivers and deductions.

4.9
Party B has the right to operate and manage the pipeline gas project within the agreed term and scope. Party B may realize reasonable returns through its operation and management of the project in compliance with the law and taking of the corresponding business risks.

4.10
The setting up of the station and renovation of the pipelines shall comply with the general planning by the municipal planning department. In case of emergency, Party B is authorized to undertake emergency repair; provided, that Party B shall concurrently notify the relevant parties of the municipal government and comply with the required procedures retroactively.

4.11
Party B shall cooperate with the government when the government, in the public interest, exercise its eminent domain power over the public utilities, and shall have the right to request reasonable compensation from the government.

4.12	Party B further undertakes the following obligations and responsibilities in exchange for the municipal franchise right granted hereunder:

4.12.1	compliance with the applicable laws, regulations and rules;

4.12.2	performance of this agreement and provision of public utilities products and services to the public in compliance with applicable standards;

4.12.3	allowing Party A’s supervision and inspection of the products and services, and temporary takeover and other regulatory measures pursuant to laws, regulations and rules;

4.12.4	timely submission of accurate reports and other relevant materials to the relevant governmental departments;

4.12.5
organizing safe production and allowing supervision and inspection by the relevant governmental departments in accordance with the safety production regulations and industrial safety production specifications;

4.12.6	timely maintenance and renovation of production equipments and facilities and guarantee that the facilities are in good condition;

4.12.7	guarantee that the enterprise complies with the relevant qualification requirements and are qualified thereunder.

4.12.8	Setting and adjusting the prices of the products and services in accordance with laws, regulations and rules.

4.12.9	Accepting public supervision.

Chapter V Supervising Mechanism

5.1
A Municipal Public Utilities Franchise Operation Supervisory Commission (the “Commission”) will be established comprising of Party A, Party B, industry experts and representatives of the public. The Commission will be responsible for collecting opinions of the public and Party B, periodically publishing reports and study results, providing suggestions for improvements and better supervision, and supervising the municipal public utilities franchise on behalf of the public.

Chapter VI Breach Liabilities

6.1
If Party A breaches this Agreement during the term of this Agreement, Party will bear the losses caused by its breach. Party B breaches this Agreement during the term of this Agreement, Party A will terminate the franchise right granted to Party B hereunder. Party B will also bear the corresponding economic consequence. Party A shall notify Party B of Party A’s decision to terminate the franchise right granted to Party B hereunder in writing. Within 30 days following the receipt by Party B of such written notice, Party B submit a written argument or request for a hearing. Party A shall organize the hearing, if so requested by Party B. Party B may apply for administrative review or bring administrative suit in accordance with the applicable law if it is not satisfied with Party A’s decision to terminate the franchise right.

Chapter VII Miscellaneous Provisions

7.1
Party B shall submit a deposit of RMB  100,000  to Party A, which shall be refunded to Party B after the inspection and acceptance by Party with respect to the completion of the first-stage milestones of the project. If Party B withdraw from the project because of its fault, or the project is not completed timely, Party A shall keep the deposit as compensation for damages.

7.2	Any modification to this agreement shall not be valid and effective unless such modification is in written and signed by both parties to this Agreement.

7.3	There are four originals of this agreement. Each party holds two originals.

Party A (Seal): _Sealed	Party B (Seal): Sealed

Representative (Signature):	Representative (Signature):

Date: November 27, 2003	Date: November 27, 2003